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EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

1.
Exar International, Inc. (a Virgin Islands Foreign Sales corporation).

2.
Exar Japan Corporation (a Japan corporation).

3.
Micro Power Systems, Inc. (a California corporation).

4.
Exar Ltd. (a United Kingdom Limited Liability corporation).

5.
Exar SARL (a French Limited Liability corporation).

6.
Exar Taiwan Corporation (a Taiwan corporation).

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  EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY